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                                                    EXHIBITS 5(b) and 23(c)

                  [WARNER NORCROSS & JUDD LLP LETTERHEAD]




                                July 16, 1998



Old Kent Financial Corporation
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503

          Re:  Old Kent Capital Trust II
               Old Kent Capital Trust III
               Old Kent Capital Trust IV
               Registration Statement on Form S-3

Ladies and Gentlemen:

          We are general counsel to Old Kent Financial Corporation, a Michigan corporation (the "Company"), and in such capacity have represented the Company in connection with the registration under the Securities Act of 1933, as amended (the "Act"), under a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on or about July 17, 1998 (the "Registration Statement"), of $200,000,000 aggregate principal amount of the Company's junior subordinated debentures to be issued from time to time in one or more series (the "Debentures"), and the related Guarantee Agreements (the "Guarantees") from the Company to Bankers Trust Company, as Guarantee Trustee for the benefit of holders of capital securities (the "Capital Securities") that may be issued from time to time by any of Old
Kent Capital Trust II, Old Kent Capital Trust III and Old Kent Capital
Trust IV, each a Delaware business trust (the "Trusts"), representing undivided preferred beneficial interests in the assets of the Trusts. We have also represented the Company in connection with the qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of an Indenture with respect to the Debentures to be entered into between the Company and Bankers Trust Company, as Trustee (as it may be amended or supplemented from time to time, the "Indenture"), and of the Guarantees.

          This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          In connection with the opinions contained herein, we have examined the Registration Statement, the Indenture, the form of Debenture filed as an exhibit to the Registration Statement, the form of Guarantee filed as an exhibit to the Registration Statement, the Restated Articles of



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Old Kent Financial Corporation
July 16, 1998
Page 2
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Incorporation and Bylaws of the Company, the corporate action taken by the
Company relating to the Debentures and their issuance under the Indenture and the Guarantees, and such other documents as we have deemed appropriate as a basis for the opinions hereinafter expressed. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In making our review of documents executed, or to be executed, by parties other than the Company and the Trusts, we have assumed that the parties had, or will have, the power, corporate or other, to enter into and perform all obligations under the documents and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by those parties of the documents and that the documents constitute valid and binding obligations of those parties. In addition, we have assumed that the Indenture, the Debentures and the Guarantees when executed will be substantially in the forms reviewed by us. As to any facts material to the opinions expressed in this letter that were not independently verified or established, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company and the Trusts.

          Based upon and subject to the foregoing we are of the opinion that when (i) the Registration Statement becomes effective (ii) the Indenture and any supplement or amendment thereto have been duly executed and (iii) the terms of the Debentures corresponding to each series of Capital Securities issued by the Trusts have been established in accordance with the Indenture (including any supplement or amendment thereto):

          (a) The Debentures to be issued by the Company will have been duly and validly authorized and, upon proper execution, authentication and delivery thereof in accordance with the Indenture against payment therefor, will be legally issued and will constitute binding obligations of the Company entitled to the benefits of the Indenture; and

          (b) Each Guarantee to be issued by the Company has been duly and validly authorized and, upon proper execution, authentication and delivery thereof in accordance with its terms, will be legally issued and will constitute the binding obligation of the Company.

          We note that the law firm of Richards, Layton & Finger, as special Delaware counsel to the Company and the Trusts, has rendered its opinion that, among other things, the Capital Securities of each Trust will represent valid and, subject to certain qualifications set forth in that

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Old Kent Financial Corporation
July 16, 1998
Page 3
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opinion letter, fully paid and nonassessable undivided beneficial interests in the assets of the issuing Trust.

          We hereby consent to filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Opinions" contained therein. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.


                              WARNER NORCROSS & JUDD LLP



                              /S/ GORDON R. LEWIS
                              Gordon R. Lewis, a Partner